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                                                                    EXHIBIT 10.3


                     CU BANCORP 1995 RESTRICTED STOCK PLAN

1.       PURPOSE

This CU BANCORP 1995 RESTRICTED STOCK PLAN (the "Plan") is intended to promote the interests of CU Bancorp (the "Corporation") and its subsidiaries by providing a method whereby employees performing services for the Corporation and its subsidiaries may be offered incentives and rewards which will encourage them to view the Corporation from an ownership perspective, create shareholder value and continue in the employ or service of the Corporation or its subsidiaries.

The Plan will become effective upon stockholder approval of the Plan.

2.       ADMINISTRATION

The Plan will be administered by a committee or committees (which term includes subcommittees) appointed by, and consisting of one or more members of, the Board of Directors of the Corporation (the "Board"). The Board may delegate the responsibility for administration of the Plan with respect to designated classes of eligible award recipients to different committees, subject to such limitations as the Board deems appropriate. The composition of any committee responsible for administration of the Plan with respect to persons who are subject to trading restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to securities of the Corporation shall comply with the applicable requirements of Rule 16b-3 of the Securities and Exchange Commission (or a successor provision). All of the members of the Committee shall be "disinterested persons" as provided in Rule 16b-3(c)(2)(i).

Members of a committee will serve for such term as the Board may determine, subject to removal by the Board at any time. Any committee appointed by the Board shall have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan and to adopt such rules and regulations as it may deem necessary. Decisions of a committee made within the discretion delegated to it by the Board are final and binding on all persons who have an interest in the Plan. With respect to any matter, the term "Committee" refers to the committee that has been delegated authority with respect to such matter. Any action of the Committee shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

         a.       Specific Powers

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         The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  i. To determine any conditions or restrictions imposed on Restricted Stock acquired pursuant to the Plan (including, but not limited to, repurchase rights, forfeiture restrictions and restrictions on transferability).

                  ii. Subject to section 6, to construe and interpret the Plan and the Restricted Stock granted under it, to construe and interpret any conditions or restrictions imposed on Restricted Stock acquired pursuant to the Plan, to define the terms used herein, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  iii. Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Corporation.

                  iv. The Committee shall comply with the provisions of Rule 16b-3 promulgated pursuant to the 1934 Act, as in effect from time to time, to the extent applicable to the Plan.

         b.       Definitions

         Subject to the Committee's powers to interpret and modify the Plan and definitions thereunder, the following definitions shall apply:

                  i. "Restricted Stock" or "Restricted Shares" is/are shares of Common Stock which have been awarded to a Participant subject to the restrictions set forth in
                           Section 6a herein, so long as such restrictions are in effect.

                  ii. Restricted Period means the period or periods designated by Section 6a or otherwise by the Committee or the Board of Directors of the Corporation, as the case may be, in respect of any award of shares of Common Stock, or any part or parts of such award with respect to any Participant.


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3.       ELIGIBILITY FOR AWARDS

Awards may be granted under the Plan to those employees of the Corporation and its subsidiaries (including officers, whether or not they are directors) as the Committee from time to time selects. However, in no event may an award be made to any individual who is a director, but not an officer, of the Corporation. Except as expressly provided otherwise, subsidiary includes, for purposes of the Plan, any entity in which the Corporation has a directo or indirect significant ownership interest, and any entity which may become a direct or indirect parent of the Corporation.

4.       STOCK SUBJECT TO THE PLAN

         a.       Class.

         The stock which is the subject of awards granted under the Plan is the Corporation's authorized but unissued common stock ("Common Stock").

         b.       Aggregate Award Limit.

         The total number of shares made subject to awards issued under the Plan may not exceed 75,000 shares (subject to adjustment under Section 4(c) and (e)).

         c.       Share Counting Rules.

                  i. For purposes of this Section 4, the number of shares subject to an award is the maximum, gross number of shares which could be issued under the award.

                  ii. The maximum number of shares that may be made subject to awards under the Plan shall be increased by the number of shares subject to the Restricted Period under the Plan if such award is terminated, cancelled or forfeited for any reason prior to lapse of the Restricted Period.

         d.       Adjustments.

         In the event any change is made to the Common Stock subject to the Plan or subject to any outstanding award granted under the Plan


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         (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the Corporation), then, unless such change results in a Terminating Event as defined hereinbelow, the Committee shall make appropriate adjustments to the maximum number of shares subject to the Plan, and shares previously granted. Any additional shares received by an individual with respect to shares of Restricted Stock will be subject to the same restrictions and shall be deposited with the corporation.

 FORM AND GRANT OF AWARDS

An award must be in the form of shares of Restricted Stock meeting the specifications of Section 6, as the Committee may determine. The Committee may grant awards independently of other compensation or in lieu of compensation that would otherwise be paid, whether at the election of the grantee or otherwise.

5.       RESTRICTED SHARES

The terms, conditions and restrictions to which restricted shares and share rights are subject shall be evidenced by instruments in such form as the Committee may from time to time approve and may vary from grant to grant, but shall conform to the following:

         a.       Provisions of Restricted Shares.

         A Restricted Share issued under the Plan shall consist of a share of Common Stock, the retention and transfer of which are subject to such terms, conditions and restrictions (including repurchase and/or forfeiture rights in favor of the Corporation) as the Committee shall determine.

         Subject to the authority of the Committee to determine restrictions, the restrictions on each share of Common Stock granted hereunder shall terminate as follows: Restrictions with regard to 25% of any award (shares granted at any one time) shall expire and terminate upon the second anniversary of the grant. Thereafter restrictions shall expire and terminate as to an additional 25% of such award on each anniversary of the grant thereof.

         b.       Restrictions Applicable.

         During the Restricted Period the following restrictions shall apply:


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                  i.       If a Participant ceases to be an employee of the
                           Corporation for any reason other than death, disability or retirement, all shares of Restricted Stock ( which are then still defined as Restricted Stock) theretofore awarded to him shall, upon such cessation of employment be forfeited and returned to the Corporation.

                  ii. If a Participant ceases to be an employee of the Corporation by reason of retirement, death or disability, then any shares of Restricted Stock owned by such Participant shall become free and clear of the restrictions imposed by Section 6 and the Corporation will deliver to him (or his legal representative, beneficiary or heir) , shares of Common Stock. In the event that a Participant ceases to be an employee of the Corporation by reason of his election to retire before the normal retirement age as defined in the CU Bancorp and California United Bank 401K Plan, then the committee, in its discretion, shall determine whether all or any portion of the Restricted stock then owned by such Participant shall be forfeited or become free of such restrictions, and if so freed of such restrictions the Corporation will deliver pursuant to Section 6e , within 60 days of his retirement, any shares of Common Stock which have not been forfeited.


         c.       Agreement.

         Each Participant awarded shares of Restricted Stock shall enter into an agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the award and to such other matters as the Committee shall, in its sole discretion, determine.

         d.       Certificates.

         Each certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant, shall be deposited by him with the Corporation together with a stock power endorsed in blank and shall bear the following (or a similar legend):

                  The transferability of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in Section 6 of the CU Bancorp 1995 Restricted Stock Plan, as it may be


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                  amended from time to time, and an Agreement entered into
                  between the registered owner and CU Bancorp. A copy of such Plan and Agreement is on file in the Office of the General Counsel of CU Bancorp at the principal office of the Corporation.

         e.       Expiration of Restrictions.

         As and when the restrictions imposed by Section 6 expire, the Corporation shall deliver to the Participant (or his legal representative, beneficiary or heir) a certificate without the legend referred to in Section 6d above, representing the number of shares of Common Stock equal to the number of shares of Restricted Stock deposited with it by the Participant pursuant to Section 6d, as to which the restrictions have expired. When all restrictions have expired, the Agreement referred to in Section 6c shall be terminated.

6.       ASSIGNABILITY

No Restricted Shares granted under the Plan may be sold, assigned or transferred by the grantee other than by will or by the laws of descent and distribution during the Restricted Period applicable to such shares., except as hereinafter provided. Except for such restrictions, the Participant, as owner of such shares, shall have all the rights of a stockholder, including (but not limited to) the right to receive all dividends paid on such shares (subject the provisions of Section 6b ) and the right to vote such shares.

7.       WITHHOLDING

The Corporation's obligation to deliver shares upon the settlement of any award under the Plan is subject to the satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit the optionee to satisfy withholding obligations, in whole or in part, by delivering shares of Common Stock already held by the optionee or by electing that a portion of the total value of the shares of Common Stock otherwise issuable under the award be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations.

8.       ACCELERATION AND TERMINATION OF AWARDS

Not less than thirty (30) days prior to the dissolution or liquidation of the Corporation (or its principal subsidiary), or a reorganization, merger, or consolidation of the Corporation (or its principal subsidiary) with one or more corporations as a result of which the Corporation (or its principal subsidiary) will not be the surviving or result-


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ing corporation (or the ownership of 50% of the shares of the corporation or its principal subsidiary changes as a result of the transaction), or a sale of substantially all the assets of the Corporation to another person, or a reverse merger in which the Corporation is the surviving corporation but the shares of the Corporation's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or any other transaction in which more than 50% of the ownership of the Corporation is transferred (a "Terminating Event"), all restrictions on any Restricted Shares shall lapse and the Restricted Period shall immediately terminate.

The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Corporation, as defined by the Committee, (other than a Terminating Event) to provide for the termination of the Restricted Period as to any Restricted Shares and/or the settlement of any such award in cash upon or immediately before the effective time of such event. However, the grant of awards under the Plan will in no way affect the right of the Corporation to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

9.       REGISTRATION OF SHARES.

Certificates shall bear appropriate legends indicating that the Restricted Shares have not been registered pursuant to the Securities Act of 1933, if applicable. The Corporation is under no obligation to register such shares or to comply with any exemption from such registration, including those portions of Rule 144 under the Act to be complied with by the issuer.

10.      VALUATION OF COMMON STOCK

For all valuation purposes under the Plan, the fair market value of a share of Common Stock will be its closing price, as quoted on the NASDAQ, on the day immediately prior to the date in question. If there is no quotation available for such day, then the closing price on the next preceding day for which there does exist such a quotation shall be used. If, however, the Committee determines that, as a result of circumstances existing on any date, the use of such price is not a reasonable method of determining fair market value on that date, the Committee may use such other method as, in its judgment, is reasonable.

11.      EFFECTIVE DATE AND TERM OF PLAN

         a.       Effective Date.


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         The Plan will become effective on the date it is approved by the holders of at least a majority of the Corporation's voting stock represented and voting at a duly held meeting at which a quorum is present or by written consent. If such shareholder approval is not obtained within 12 months of adoption by the Board, no awards may be granted hereunder.

         b.       Term.

         No further grants may be made under the Plan after the third anniversary of the date of adoption of the Plan by the Board.

12.      AMENDMENT OR DISCONTINUANCE

         a.       Plan.

         The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that, such action may not adversely affect rights and obligations with respect to awards at the time outstanding under the Plan. The Board may not, without the approval of the Corporation's shareholders (i) materially increase the number of shares of Common Stock which may be issued under the Plan (unless necessary to effect the adjustments required under Section 4(e), (ii) materially modify the eligibility requirements for awards under the Plan or (iii) make any other change with respect to which the Board determines that shareholder approval is required by applicable law or regulatory standards.

         b.       Awards.

         The Committee shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding award, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver may, without the consent of the holder, adversely affect the holder's rights thereunder.

13.      NO OBLIGATION

Nothing contained in the Plan (or in any award granted pursuant to the Plan) shall confer upon any person any right to continue in the employ of, or to provide services to, the Corporation or any affiliate or constitute any contract or agreement of employment or service or interfere in any way with the right of the Corporation or an


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affiliate to reduce such person's compensation from the rate in existence at the time of the granting of an award or to terminate such person's employment or services at any time, with or without cause, but nothing contained herein or in any award shall affect any contractual rights of any person pursuant to a written employment, consulting or service agreement.

14.      REGULATORY APPROVALS

The implementation of the Plan, the granting of any award under the Plan, and the issuance of Common Stock are subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the Common Stock issued pursuant to it.

15.      GOVERNING LAW

To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of California.


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